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                                                  Registration No. _____________

     As filed with the Securities and Exchange Commission on March 21, 2002.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 THE COLONIAL BANCGROUP, INC.                       COLONIAL CAPITAL TRUST III
(Exact Name of Registrant as                       (Exact Name of Registrant as
  Specified in its Charter)                          Specified in its Charter)


           DELAWARE                                       DELAWARE
    (State of Incorporation)                       (State of Organization)

           63-0661573                                    27-6000326
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                         One Commerce Street, Suite 800
                            Montgomery, Alabama 36104
           (Address of Principal Executive Offices of Each Registrant)

                               ------------------

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A (c), please check                Instruction A (d), please check
the following box. [X]                         the following box. [_]


  Security Act registration statement file numbers to which this form relates:
                           333-83390 and 333-83390-01.

Securities to be registered pursuant to 12(b) of the Act:


Title of Each Class to be so Registered      Name of Each Exchange on Which Each
---------------------------------------      Class is to be Registered
Trust Preferred Securities                   -------------------------
(and the Guarantee with respect thereto)     New York Stock Exchange, Inc.


Securities to be registered pursuant to 12(g) of the Act: None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

         The classes of securities registered hereby consist of (i) the Trust Preferred Securities (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of Colonial Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Trust Preferred Securities Guarantee with respect thereto (the "Guarantee") by The Colonial BancGroup, Inc. (the "Company").

         For a description of the Trust Preferred Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Preferred Securities" and "Description of Preferred Securities Guarantees" in the prospectus relating to the Trust Preferred Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-83390 and 333-83390-01) filed with the Securities and Exchange Commission (the "Commission") on February 26, 2002, and amended by Pre-Effective Amendment No. 1 filed with Commission on March 11, 2002, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement"), and (b) "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee" in the final prospectus which was filed pursuant to Rule 424(b) of the Act on March 18, 2002. The above mentioned descriptions contained in the Registration Statement and the prospectus are incorporated herein by reference.

Item 2.  Exhibits

2.1      Registration Statement (see Item 1 above).

2.2      Certificate of Trust of the Trust (incorporated by reference to Exhibit
         4.4 to the Registration Statement).

2.3      Declaration of Trust of the Trust (incorporated by reference to Exhibit
         4.5 to the Registration Statement).

2.4 Form of Amended and Restated Declaration of Trust of the Trust to be used in connection with the issuance of the Trust Preferred Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.5 Form of Preferred Securities Guarantee Agreement, including the form of Guarantee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.6 Indenture between the Company and The Bank of New York, as trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 to the Registration Statement.

2.7 Form of Supplemental Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.8 Form of Trust Preferred Security (included in Exhibit 4.7 to the Registration Statement and incorporated by reference herein).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          THE COLONIAL BANCGROUP, INC.


                                          /s/ W. Flake Oakley
                                          -----------------------------------
                                          By:  W. Flake Oakley
                                          Its:  Chief Financial Officer


                                          COLONIAL CAPITAL TRUST III

                                          By: The Colonial BancGroup, Inc.,
                                              as sponsor

                                          /s/ W. Flake Oakley
                                          -----------------------------------
                                          By:  W. Flake Oakley
                                          Its:  Chief Financial Officer

Date:    March 21, 2002




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                                  EXHIBIT INDEX

Exhibit
Number   Description

2.1      Registration Statement (see Item 1 above).

2.2      Certificate of Trust of the Trust (incorporated by reference to Exhibit
         4.4 to the Registration Statement).

2.3      Declaration of Trust of the Trust (incorporated by reference to Exhibit
         4.5 to the Registration Statement).

2.4 Form of Amended and Restated Declaration of Trust of the Trust to be used in connection with the issuance of the Trust Preferred Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.5 Form of Preferred Securities Guarantee Agreement, including the form of Guarantee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.6 Indenture between the Company and The Bank of New York, as trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 to the Registration Statement.

2.7 Form of Supplemental Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.8 Form of Trust Preferred Security (included in Exhibit 4.7 to the Registration Statement and incorporated by reference herein).





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